Exhibit 1

Westpac Investor Update February 2008 In September 2007, Westpac published a market update highlighting the difficult conditions in global capital markets and how Westpac was positioned and responding. This pack provides an update of Westpac’s current position and provides additional information and background on sectors that have subsequently come under stress from the continuing difficulties in global capital markets. This pack also provides a more detailed explanation of how Westpac is managing its funding and liquidity, and how higher funding costs are expected to impact the organisation in 1H08.

2 Westpac Investor Update February 2008 Overview Ongoing dislocation in global capital markets • High delinquencies in US sub-prime mortgages originated in 2006 causes sharp declines in the value of mortgage-backed securities. • Problems spread to structured securities backed by sub-prime loans, including collateralised debt obligations (CDOs) and residential mortgage-backed securities (RMBS) and asset-backed commercial paper (ABCP) conduits. Structured investment vehicles(SIVs) holding US sub-prime assets also affected. • Investors exercising caution towards complex, risky or non-standard structured products. • Investor risk aversion spills over to a key source of short-term funding - the commercial paper (CP) market - leading to a global tightening in liquidity. • FX markets and equity markets also impacted by increased volatility, as investment positions were liquidated to meet investor redemptions. • Prolonged dislocation in capital markets puts stress on corporates seeking re-financing, with the situation compounded by fears of US recession, slowing in the UK, Japanese and other economies across the globe. • Contagion spreading to monoline insurers and the paper they support. • Beginning to see some highly geared companies, and those requiring large refinancing come under scrutiny due to perceived difficulty in sourcing funds. • Credit risk continuing to re-price higher.

3 Westpac Investor Update February 2008 positioned Well Westpac well positioned Westpac is well positioned in these conditions, given: Low risk strategy Focus on sources of comparative advantage within core markets Conservative balance sheet Strict risk disciplines across the business Conservative management of capital Sound capital ratios, targeting AA credit rating Diversified funding base and prudent liquidity profile

4 Westpac Investor Update February 2008 Well positioned Medium term benefits and opportunities While current conditions are challenging, they also present opportunities for well-rated, low risk, major banks over the medium term: Corporate and business lending • Benefit from wider credit spreads, more appropriate pricing for risk and enhanced lending covenants Re-pricing of risk • Expect more direct lending with our customers, given reduced capital market issuance by corporates, and less funding provided by international banks Trading • Increased volatility has improved flow as customers seek to more actively manage risk Flight to quality • Higher volatility increases trading opportunities Competition • Competitive position improved, as some non-bank lenders and some regional banks have come under pressure due to more difficult funding conditions Market volatility • A number of international banks are winding back activity in Australia, in part due to challenges in their home market. Securitisation markets particularly impacted • Flight to quality in deposits, particularly in NZ, following difficulties in finance company sector

5 Westpac Investor Update February 2008 Financial Assets No direct exposure to US sub-prime mortgage market US sub-prime mortgages • No direct exposure to US sub-prime mortgages Collateralised Debt Obligations (CDOs) • No US mortgage-backed CDOs • Small portfolio of short-dated and highly rated (AAA) corporate CDOs approx. <A$200m • CDO holdings form part of normal credit portfolio management processes • No losses on credit derivative portfolio Asset Backed Securities (ABS) • Holding UK AAA-rated RMBS (A$50m) and Australian AAA-rated (A$413m) and AA-rated (A$11m) RMBS. • Australian CMBS (A$75m) majority AAA-rated Monoline insurance exposures • Small holding of bonds ‘wrapped’ by monoline insurers <A$60m – fair value movements not material • Some loans, predominantly to infrastructure/utilities firms, that have an insurance ‘wrap’. Credit assessment conducted on underlying borrower. Total lending around A$500m with no credit concerns Note: CDO and RMBS position sizes may vary depending on market conditions and trading activities.

Counterparties

Exposures that may be impacted in current conditions are being closely monitored

- Through the normal course of our institutional business, Westpac has exposures to counterparties who may be impacted by disruptions to global capital markets and associated flow-on effects
- Exposures likely to be impacted in current conditions are being actively monitored

Hedge funds	• Westpac has little direct lending to hedge funds (approx. A$30m) • Some indirect exposure to hedge funds via Financial Markets business, largely via FX and interest rate swap products, which are fully collateralised (net exposure approx. A$39m)
Fund of hedge funds (FOHF)	• Westpac has exposure to diversified funds that invest in hedge funds (net exposures approx. A$120m) • Should these customers come under stress, we do not expect the impact to be significant
Fund of hedge funds managers	• Westpac has exposure to managers that operate primarily in the FOHF market (net exposures approx. A$250m)

6 Westpac Investor Update February 2008

Westpac

7 Westpac Investor Update February 2008 Counterparties Exposures that may be impacted in current conditions are being closely monitored (cont.) Asset-Backed Commercial Paper (ABCP) conduits • One Westpac-sponsored ABCP conduit – Waratah Receivables Corporation • In operation since 1994, offering quality assets originated by Westpac customers, primarily prime mortgages and trade receivables (no sub-prime). Approx. A$6bn outstanding • Waratah continues to be fully funded in the market • Liquidity facilities to external customer conduits approx. A$380m Margin lending • Portfolio was A$4.9bn at 1 January 2008 • Gearing of portfolio around 50% (adjusted for recent market falls) • 50 connections with loans greater than A$10m. One exposure is currently under active management • Have had an increase in margin calls to around 1,100 in January 2008 (representing around 3% of accounts). Of these calls, around 13% have seen some securities sold

8 Westpac Investor Update February 2008 Counterparties Exposures that may be impacted in current conditions are being closely monitored (cont.) Property Market exposures •Total exposure to property trusts and diversified property groups with exposures >A$10m is around A$8bn • Majority of exposures held across top 19 names with a weighted average gearing of <45% • Portfolio has been reviewed following the difficulties experienced by one high profile player • The review has determined that the issues are company specific and do not have broader sector implications • Westpac has no exposure to companies with similar circumstances and we remain comfortable with the quality of our portfolio • The portfolio is well diversified across names and is managed by sector specialists

9 Westpac Investor Update February 2008 Counterparties Exposures that may be impacted in current conditions are being closely monitored (cont.) Other commitments • Westpac has various commitments to US investment banks and diversified financials, predominantly for funding purposes, through the normal course of our institutional business • Significant commitments more likely to be affected are: • 1 US mortgage bank exposure where US sub-prime mortgages are <10% of portfolio (approx. A$120m) • Some exposure to Australian fund managers invested in moderately geared, highly diversified portfolios of US loans (no CDOs) (approx. A$425m); leverage reduced if portfolio value declines

10 Westpac Investor Update February 2008 Counterparties Conservative balance sheet remains Total exposure by region – as at 30 Sept 2007 Australia 84% New Zealand & Pacific 14% Other 2% • Australia and New Zealand focus • Exposures outside core markets of Australia and New Zealand represent less than 2% of total committed exposures On balance sheet lending – as at 30 Sept 2007 Business 24% Corporate 15% Other consumer 6% Mortgages 55% Other consumer includes credit cards, margin lending and personal loans • Mortgages represent 55% of funded lending and 40% of total commitments • 64% business / corporate exposure are investment grade • Approx. 87% of Australian business exposures are secured

Westpac Wholesale Funding Update

12 Westpac Investor Update February 2008 Overview Funding and liquidity at Westpac •The current dislocation in global capital markets has highlighted the importance of liquidity risk management and access to wholesale funding to an organisation’s strength • Westpac has maintained a conservative funding strategy that has changed little in 10 years • Westpac’s wholesale funding approach: • Ensure our wholesale funding franchise is sufficiently diverse and flexible to provide liquidity to the Bank under a wide range of market conditions • Diversified by geography, tenor, instrument, currency and investor • Wholesale funding framework is built around: • A Board approved funding plan • Board approved limit structures • Capacity analysis • Regular scenario testing • Group Treasury has responsibility for managing liquidity risk and for the provision of wholesale funding

13 Westpac Investor Update February 2008 Liquidity Conservative liquidity profile • Liquidity risk management seeks to ensure Westpac has certainty around funding in stressed market conditions • Liquidity is comprised of cash and readily saleable and repo-eligible assets, such as semi-government and bank paper • A portfolio of liquid assets, held in Treasury, maintains funding flexibility and is a buffer against unforeseen funding requirements • All Treasury liquid assets are eligible for repo with a central bank • We have a conservative approach to liquidity risk management, built around a cash-flow driven limit structure • Ensures the Bank has a funding profile of an appropriate duration Limit Structure Limit structure considers: • Wholesale debt maturities • Net balance sheet growth • Possible additional funding requirements 7 day 14 day 1 mth 3 mth 6 mth limit limit limit limit limit • Board approved limit structure ensures conservative portfolio duration • Restricts the amount of funding that can be required in any 7 day, 14 day, 1, 3 and 6 month period • No material change in limits since 2004, despite significantly higher wholesale funding requirements

14 Westpac Investor Update February 2008 Liquidity Prudent response to tighter liquidity conditions in global markets Westpac has built more certainty around liquidity in current environment • Holding significantly more liquidity than normal - current liquid asset balance is around A$30bn • Holding sufficient liquidity to cover all offshore short term outstandings for 6+ months • Prudent liquidity position has supported lending to new and existing customers • Prudent liquidity position has provided flexibility to price debt issuance consistently as market conditions change

15 Westpac Investor Update February 2008 Wholesale Funding Established wholesale funding franchise • Westpac has a well established wholesale funding strategy that has been consistent for more than 10 years • Objectives: • Raise efficiently priced funds within prudent liquidity limits, simultaneously building funding capacity ahead of balance sheet needs • Maintain and enhance a wholesale funding franchise that enables the group to have broad and diverse funding sources: • Access to markets across the globe • Broad international investor base • Variety of funding instruments with both short and long term maturities • Strategy focused on: 1. Diversification: • Across tenor, geography, investor, currency and instrument • To build capacity in Westpac’s name in markets across the globe 2. Quality execution of deals and secondary market performance of bonds 3. Building investor relationships through a pro-active approach to debt investor relations 4. Maintaining and exercising our securitisation capacity

16 Westpac Investor Update February 2008 Wholesale Funding Diversified funding profile Funding composition (%) Securitisation 3% Short Term Wholesale Funding (net of excess liquid assets) NCD, RCD, USCD, USCP, ECP and Interbank Deposits 26% Long Term Wholesale Funding EMTN, US MTN (144a), SEC Reg, US MTDN, Australian and NZ Domestic, ETCD, X-Notes and Samurai bonds 18% Customer Deposits 53% Outstanding issuance by currency (%) Other, 10% Euro, 10% Aust/NZ, 44% US, 36% Other Incl. GBP, JPY, CAD, CHF, SGD, HKD Wholesale funding composition (%) Offshore Incl. ECP, USCP, Yankee CDs, MTDN, EMTN, 144a MTN, X-Notes, International Term Offshore, 58% Onshore, 42% Onshore Incl. Aust. and NZ Term, Bills and CDs Data as at 30 September 2007

Wholesale Funding

Execution of wholesale funding strategy

Annual Financial Plan
- Asset growth forecast
- Liability growth forecast
- Debt maturities

Market conditions + limits

Westpac Wholesale Funding Plan


ECP/ECD
EMTN
SEC Shelf
USCP/USCD
USMTDN
USMTN
Samurai/
Uridashi
Shelves
ETCD
TCD/MTN
MTN
Short Term Debt
Long Term Debt

Debt Programmes and Issuing Shelves

- US$25bn Euro Medium Term Note (EMTN) Program
- US$15bn Euro Commercial Paper Program (WBC and WSNZL as issuers)
- US$20bn US Commercial Paper (USCP) Program
- US$5bn US Medium Term Deposit Note Program
- US$10bn US Senior Medium Term Note and US Subordinated Medium Term Note Program
- ¥100bn Samurai shelf
- ¥300bn Uridashi shelf
- US$7.5bn US Commercial Paper Program (WSNZL)
- US$5bn Euro Medium Term Note Program (WSNZL)
- WBC and WNZL domestic debt issuance programs - no limits

17 Westpac Investor Update February 2008

Westpac

18 Westpac Investor Update February 2008 Wholesale Funding Current market conditions present Challenges • Dislocation in global capital markets is presenting challenges: • Lack of liquidity in term markets • Significant market volatility • Credit spreads considerably wider • Investors increasingly looking to differentiate between the quality of Borrowers • e.g. Offshore AA-rated banks versus Australian AA-rated banks • Investors seeking increased transparency and disclosure • Greater demand for use of bank balance Sheets Cash rate / 90-day bank bill swap rate bps 70 60 50 40 30 20 10 0 – Cash / 90-day spread Jan-07 Feb-07 Mar-07 Apr-07 May-07 Jun-07 Jul-07 Aug-07 Sep-07 Oct-07 Nov-07 Dec-07 Jan-08 Sources: Bloomberg Bank credit spreads considerably wider – Westpac Senior 5 year CDS spread 0.7% 0.6% 0.5% 0.4% 0.3% 0.2% 0.1% 0.0% Jul-01 Jan-02 Jul-02 Jan-03 Jul-03 Jan-04 Jul-04 Jan-05 Jul-05 Jan-06 Jul-06 Jan-07 Jul-07 Jan-08 Source: Markit

Wholesale Funding

Westpac well positioned – low-risk strategy and strong global funding franchise

Australian major banks low risk	• Sound economic environment, proactive regulator • Clean balance sheets – no direct sub-prime exposure • Stable AA credit ratings
Established and well diversified funding profile	• Consistent wholesale funding strategy for more than 10 years • No reliance on any one funding source • Speed to market - Global co-ordination, senior management experience, legal infrastructure ahead of capacity • Access to new markets - ¥77bn Samurai bond issue (Jan 08)
Continuous access to term markets	• A$20bn issued in term markets since sub-prime fallout in Aug 07, A$10.5bn issued via public deals • A$12bn issued in term markets year to date (approx. 40% of FY08 wholesale funding plan), A$6.5bn via public deals
Strong name recognition across markets	• Solid reverse enquiry flows: A$9.5bn issued in private placement market since Aug 2007, A$5.5bn year to date • Proactive debt investor relations - continuous and comprehensive disclosure, face-to-face investor contact: - Since Sep 07 have conducted US, UK, Europe, Japan and Domestic roadshows - Dedicated debt investor relations resource

19 Westpac Investor Update February 2008

Westpac

20 Westpac Investor Update February 2008 Funding Market dislocation driving higher Costs funding costs Higher cost of funds -2 main components: Increase in the Increase in term funding costs cash rate/90-day spread • Primarily affects the net balance of our • Affects marginal term borrowing, i.e. term mortgage book, i.e. variable rate mortgage debt maturing plus new business. FY08 net portfolio less cash rate sensitive deposits  new term issuance expected to be ~A$30bn • Estimate costs have increased by approx. • Estimate blended costs across the term 20-30bps  maturity curve for new borrowings have increased by approx. 35-40bps • Net impact of higher funding costs in 1H08 estimated at around A$85m, before offsets • Offsets include increased balance sheet growth, improved lending credit spreads and improved trading flows from market volatility

21 Westpac Investor Update February 2008 Funding  Balanced approach to funding costs Costs over the long term Efficient transmission mechanism • Treasury manages the risk and volatility of wholesale funding costs and transfer prices the cost back to the business • Businesses are able to factor funding costs into pricing decisions • Higher funding costs have been reflected in customer pricing across the portfolio, although the speed of pricing change and the degree of cost recovery varies across products and customers Continuous issuer in wholesale markets • Westpac is a continuous issuer into term markets, managing wholesale funding costs and maturities, and to meet business demands • Continuous issuance is important to ensure capacity in Westpac’s name and liquidity in Westpac bonds in all markets • Focus in current environment is on building a sustainable wholesale funding franchise, with an appropriate balance between short term funding (higher risk, lower cost) and long term funding (lower risk, higher cost) Some offsets to higher funding costs • Higher demand for bank balance sheets supporting lending volumes • Improved credit spreads in institutional, corporate and business lending • Competitive position of major banks improved, with marginal lenders and foreign banks less active • Volatility improving trading flows as customers seek to manage risk

22 Westpac Investor Update February 2008 Summary A sustainable wholesale funding franchise • Westpac has built and maintained a sustainable funding franchise over 10 years • Conservative liquidity profile • Built around a limit structure – no material change in limits since 2004 • Currently holding significantly more liquidity than normal – liquid asset balance sufficient to cover all offshore short term outstandings for 6+ months • Established, well diversified wholesale funding franchise • Strength of the funding franchise is evident in current market conditions: • Continuous access to term markets • Strong name recognition across markets, supporting reverse enquiry flows • Benefit from low-risk, domestic-focused strategy and clean credit story • Balanced approach to funding costs over the long term • Maintaining an appropriate balance between short term and long term funding • Higher funding costs are being increasingly reflected in customer pricing • Offsets to higher funding costs have reduced earnings impact

23 Westpac Investor Update February 2008 Contact Us  Investor Relations Andrew Bowden Head of Investor Relations  For further in formation on Westpac including: +61 2 8253 4008 • Annual reports andrewbowden@westpac.com.au • Financial results • Presentations and webcasts • Key policies Hugh Devine  Please visit our dedicated investor website Senior Manager, Investor Relations +612 8253 1047  www.westpac.com.au/investorcentre hdevine@westpac.com.au  click on ‘Analyst Centre’  Leigh Short Senior Manager, Investor Relations +612 8253 1667 lshort@westpac.com.au  Jacqueline Boddy Manager, Debt Investor Relations +61 2 8253 3133  jboddy@westpac.com.au Natasha O’Reilly Team Coordinator +612 8253 3143 noreilly@westpac.com.au Personal Banking Business Banking Corporate Banking Westpac Info Investor Centre Company Profile Shareholder Services Financial Information Annual Reports Presentations Analyst Centre Calendar Annual General Meeting Funding and Securitisation FAQ Contact IR Back to: Investor Centre Fact sheet Presentations 10 year summary Results announcements Investor Discussion Packs Funding and Securitisation Share price graphs ASX announcements Financial calendar Annual reports Credit ratings Economic reports WestpacNew Zealand Corporate Responsibility Media Centre

24 Westpac Investor Update February 2008 Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation and its activities. It should not be reproduced, distributed or transmitted to any person without the consent of Westpac Banking Corporation and is not intended for distribution in any jurisdiction where such distribution would be contrary to local law or regulation. The information is supplied in summary form and is therefore not necessarily complete. It does not constitute a prospectus, offering memorandum or offer of securities. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. No party shall have any right of action against Westpac Banking Corporation or any other person in relation to the accuracy or completeness of the information contained in this presentation. This presentation contains statements that constitute “forward-looking statements” within the meaning of section 21E of the U.S. Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions and results of operations and financial condition, including, without limitation, expected market conditions and forecasted economic indicators and expectations regarding capital ratios, investor demand and wholesale funding requirements. These statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. We use words such as ‘may’, ‘expect’, ‘indicative’, ‘intend’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. Should one or more of the risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the sections entitled ‘Risk factors,’ ‘Competition’ and ‘Risk management’ in Westpac’s 2007 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward looking statements contained in this presentation.  Furthermore, Westpac Banking Corporation undertakes no obligation to provide the recipient with access to any additional information or to update this document or additional information or to correct any inaccuracies therein which may become apparent.